EXHIBIT 10.34

FIFTH AMENDMENT AGREEMENT

FIFTH AMENDMENT AGREEMENT (this “Agreement”), dated as of January 14, 2015, by and among Crystal Rock Holdings, Inc., formerly known as Vermont Pure Holdings, Ltd. (“Holdings”), individually and as successor by merger to its former Subsidiary, Crystal Rock Holdings, Inc., Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (as defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Amended and Restated Credit Agreement dated as of April 5, 2010, as amended by that certain First Amendment Agreement dated as of September 28, 2010, that certain Second Amendment Agreement dated as of May 1, 2012, that certain Third Amendment Agreement dated as of May 13, 2013, and that certain Fourth Amendment Agreement dated as of September 30, 2013 (as amended the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions.  Capitalized terms that are used herein and are not defined herein  have the meanings given to such terms in the Credit Agreement (after giving effect to the amendments thereof set forth herein).

§2. Ratification of Existing Agreements.  All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents are, by the Borrowers’ execution of this Agreement, hereby ratified and confirmed in all respects.  In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any defense, counterclaim, or right of set-off or recoupment of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4. Conditions Precedent.  The effectiveness of this Agreement is subject to the prior satisfaction, on or before January 14, 2015, of each of the following conditions precedent (the date of such satisfaction herein referred to as the “Amendment Effective Date”):

(a) Representations and Warranties.  All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except to the extent that such representations and warranties relate expressly to an earlier date.

(b) No Event of Default.  No Default or Event of Default.

(c) Delivery of Agreement.  The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.

§5. Amendment to the Credit Agreement.

(a) The definitions of “Consolidated EBITDA” and “LIBOR Rate” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Consolidated EBITDA.  With respect to any Person for any period, an amount equal to Consolidated Net Income of such Person and its Subsidiaries for such fiscal period, plus (a) the following, in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense of such Person and its Subsidiaries required to be paid or accrued during such period, plus (iv) other noncash charges reducing Consolidated Net Income for such period, all as determined in accordance with GAAP, plus (v) for the relevant Reference Period, severance costs in an aggregate amount not to exceed (A) $378,894 for the Reference Period ending on January 31, 2015, (B) $354,601 for the Reference Period ending on April 30, 2015, (C) $251,594 for the Reference Period ending on July 31, 2015, (D) $121,401 for the Reference Period ending on October 31, 2015, (E) $27,600 for the Reference Period ending on January 31, 2016, and (F) $11,700 for the Reference Period ending on April 30, 2016, less (b) all noncash items increasing Consolidated Net Income for such period.

LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, provided that: (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

§6. Expenses, Etc.  The Borrowers agree to pay to the Administrative Agent upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement and related matters.

§7. Miscellaneous Provisions.

(a) This Agreement shall become effective among the parties hereto as of the Amendment Effective Date.  Until the Amendment Effective Date, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

(b) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same.  The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.

(c) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(d) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

CRYSTAL ROCK HOLDINGS, INC.

By:      /s/ Peter K. Baker
Name:	Peter K. Baker
Title:	Chief Executive Officer

CRYSTAL ROCK LLC

By:      /s/ Peter K. Baker
Name:	Peter K. Baker
Title:	Manager and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:      /s/ Donald K. Bates
Name:	Donald K. Bates
Title:	Sr. Portfolio Management Officer

Signature Page to Fifth Amendment Agreement